EXHIBIT 99.2

INCREASE AGREEMENT AND AMENDMENT NO. 1

This Increase Agreement and Amendment No. 1 (this “Agreement”), dated as of December 20, 2019 (the “Increase Effective Date”), is by and among HC GOVERNMENT REALTY HOLDINGS, L.P., a Delaware limited partnership (“Borrower”), certain Subsidiaries of the Borrower party to the Credit Agreement referred to below (the “Subsidiary Guarantors”), HC Government Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), Holmwood Portfolio Holdings, LLC, a Delaware limited liability company (“Holmwood”; and together with the Parent Guarantor and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as a Lender (as hereinafter defined) and as administrative agent (in such capacity, the “Administrative Agent”), and in its capacity as Swingline Lender and as L/C Issuer, and each of IberiaBank and Synovus Bank, each of whom is providing a new commitment on the date hereof. All capitalized terms used herein without definitions shall have the meanings given to such terms in the Credit Agreement (as hereinafter defined).

WHEREAS, the Credit Agreement, dated as of October 22, 2019 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), is by and among the Borrower, the Guarantors, the Administrative Agent, and the financial institutions which are or will become a party thereto as lenders (each a “Lender” and, collectively, the “Lenders”);

WHEREAS, Section 2.15 of the Credit Agreement provides that the Borrower may request, upon notice to the Administrative Agent and satisfaction of the conditions set forth in Section 2.15(b) (the “Increase Conditions”), that the Revolving Commitments under the Credit Agreement may be increased by an aggregate amount of up to $140,000,000 (as an addition to the Revolving Commitment of $60,000,000 as in effect on the Effective Date, for a total of $200,000,000);

WHEREAS, immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal amount of the Revolving Commitments is $60,000,000, and there is $140,000,000 remaining to be exercised under the accordion provided under Section 2.15 of the Credit Agreement;

WHEREAS, the Borrower has requested that the Revolving Commitments under the Credit Agreement be increased by an aggregate amount equal to $40,000,000 (the “Revolving Increase”), so that after giving effect to the Revolving Increase, the aggregate Revolving Commitments will equal $100,000,000;

WHEREAS, after giving effect to the Revolving Increase, there will be $100,000,000 remaining to be exercised under the accordion provided under Section 2.15 of the Credit Agreement;

WHEREAS, KeyBank, in its capacity as Lender, intends to assign a $5,000,000 portion of its Revolving Commitment to Synovus Bank concurrently with the effectiveness of this Agreement (the “KeyBank Assignment”);

WHEREAS, each of IberiaBank and Synovus Bank, each of whom is providing a new Revolving Commitment on the date hereof, are each new lenders party to the Credit Agreement (each an “Augmenting Lender”, and collectively the “Augmenting Lenders”);

WHEREAS, Schedule 3 to the Credit Agreement (Commitment Amounts and Commitment Percentage) will be updated to reflect Lender Commitments after giving effect to the Revolving Increase and the KeyBank Assignment, and is attached hereto as Annex 2;

WHEREAS, the Borrower has notified the Administrative Agent and the Lenders of its intent to borrow on the Increase Effective Date an additional aggregate principal amount of $[______] (the “Increase Effective Date Borrowing”); and

WHEREAS, the Administrative Agent is willing to give effect to the Revolving Increase and the amendments to the Credit Agreement set forth herein provided that the parties hereto enter into this Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Revolving Increase; Funding; Assignment of Revolving Commitment.

(a) Revolving Increase. Pursuant to Section 2.15 of the Credit Agreement, each Augmenting Lender hereby severally and not jointly agrees to provide a Revolving Commitment in the amount set forth next to its name on Annex 1 attached hereto (the “Revolving Increase Amount”). The aggregate Revolving Increase, as set forth in such Annex 1, is equal to $40,000,000.

(b) Funding. As more fully set forth in Section 2.15 of the Credit Agreement, on the Increase Effective Date, each Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause (after giving effect to the Revolving Increase and the use of such amounts to make payments to such other Lenders) each Lender’s portion of the aggregate outstanding Revolving Loans to equal its Commitment Percentage of such outstanding Revolving Loans.

(c) Assignment of Revolving Commitment. Pursuant to Section 13.5 of the Credit Agreement, KeyBank is assigning a portion of its Revolving Commitment on the date hereof to Synovus Bank, as more fully set forth in the Assignment and Acceptance Agreement entered into by KeyBank and Synovus Bank on the date hereof and as reflected on the new Schedule 3 attached as Annex 2 hereto.

(d) Loan Document. On and after the Increase Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall include this Agreement and this Agreement shall constitute a Loan Document.

2. Augmenting Lender Agreements. Each Augmenting Lender will enter into an Augmenting Lender Supplement in substantially the form attached to the Credit Agreement as Exhibit J (an “Augmenting Lender Agreement”) on the date hereof.

3. Amendments to Credit Agreement.

(a) Definition of Requisite Lenders. The definition of “Requisite Lenders” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Requisite Lenders” means, as of any date, (a) at all times when four or fewer Lenders (excluding Defaulting Lenders) are party to this Agreement, Lenders having sixty-six and two-thirds percent (66.67%) of the aggregate amount of the Revolving Commitments or, if all of the Revolving Commitments have been terminated or reduced to zero, the principal amount of the aggregate outstanding Revolving Loans and Letter of Credit Liabilities, or (b) at all other times, Lenders having more than fifty percent (50.00%) of the aggregate amount of the Revolving Commitments or, if all of the Revolving Commitments have been terminated or reduced to zero, the principal amount of the aggregate outstanding Revolving Loans and Letter of Credit Liabilities. Revolving Commitments and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders. For purposes of this Requisite Lender definition, a Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein.

(b) Schedule 3 (Revolving Commitment Amount and Commitment Percentage). Schedule 3 to the Credit Agreement is hereby deleted and replaced with Schedule 3 attached hereto as Annex 2.

4. Affirmation and Acknowledgment. Subject to the terms of the Loan Documents, the Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under (and as defined in) the Credit Agreement, both before and after giving effect to this Agreement. The Guarantors hereby consent to the transactions contemplated by this Agreement and acknowledge and agree that the guaranties made by them contained in the Guaranty are, and shall remain, in full force and effect after giving effect to this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.  Representations and Warranties. The Borrower and each of the Guarantors hereby jointly and severally represent and warrant to the Lenders as follows:

(a)
The execution, delivery and performance of this Agreement (including the Revolving Increase) by the Borrower and each Guarantor (i) are within the authority of each Loan Party, (ii) have been duly authorized by all necessary proceedings on the part of such Loan Party and any direct or indirect general partner or manager thereof, (iii) do not and will not, by the passage of time, the giving of notice, or both, (A) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party, (B) conflict with, result in a breach of, constitute a default under, or require any consent under, the operating agreement and other organizational documents of any Loan Party, any Management Agreement, or any indenture, agreement or other instrument to which any Loan Party or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties may be bound (including, in any event, the agreements and other documents listed on Schedule 7.7 of the Credit Agreement), or conflict with any judgment, order or decree that is binding upon Loan Party or any of their respective properties; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Liens created under the Loan Documents.

(b)
This Agreement (including the Revolving Increase) and the Credit Agreement and other Loan Documents constitute legal, valid and binding obligations of each Loan Party, enforceable against each such Loan Party in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(c)
Other than approvals or consents which have been obtained (written copies of which have been furnished to the Administrative Agent), the execution, delivery and performance by the Borrower and Guarantors of this Agreement (including the Revolving Increase), and the transactions contemplated hereby, do not require any approval or consent of, or filing with, any third party or any governmental agency or authority.

(d)
The representations and warranties made or deemed made by each Loan Party in the Loan Documents to which it is a party shall be true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the Increase Effective Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date). For purposes of this clause (d), the representations and warranties contained in Section 7.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Article IX of the Credit Agreement.

(e)
Both immediately before and immediately after giving effect to this Agreement (including the Revolving Increase) and the transactions contemplated hereby, no Default or Event of Default under (and as defined in) the Credit Agreement has occurred and is continuing.

6. Conditions Precedent. This Agreement shall be deemed to be effective as of the Increase Effective Date, subject to the execution and delivery of the following documents, each in form and substance satisfactory to the Administrative Agent and satisfaction of the additional conditions set forth below:

(a) this Agreement executed and delivered by the Borrower, the Guarantors, the Administrative Agent, the Swingline Lender, the L/C Issuer, and the Augmenting Lenders;

(b)
an amended and restated Revolving Note issued in favor of KeyBank reflecting the aggregate principal amount of KeyBank’s Revolving Commitment immediately following the KeyBank Assignment, and new Revolving Notes issued in favor of each of IberiaBank and Synovus Bank reflecting the aggregate principal amount of each such Augmenting Lender’s Revolving Commitment, in each case substantially in the form of Exhibit H to the Credit Agreement (collectively, the “Notes”);

(c)
a certificate dated as of the date hereof signed by a duly authorized officer of the Borrower and each Guarantor (i) certifying and attaching the resolutions adopted by the Borrower’s and each Guarantor’s general partner (or other appropriate governing body or Persons) authorizing the transactions described herein and evidencing the due authorization, execution and delivery of this Agreement, the Notes and each of the other Loan Documents to which such Loan Party is a party executed in connection with the Revolving Increase, (ii) certifying that the organizational documents of the Borrower and each Guarantor have not been amended, modified or rescinded since they were last furnished in writing to the Administrative Agent, and remain in full force and effect as of the date hereof, (iii) attaching a certificate of good standing or certificate of similar meaning with respect to such Loan Party issued as of a recent date by the Secretary of State (or comparable office) of the state of formation of such Loan Party, (iv) certifying that, immediately before and immediately after giving effect to the Revolving Increase, this Agreement, and the Augmenting Lender Agreement, (A) the representations and warranties contained in Section 7 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the Increase Effective Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in such respects on and as of such earlier date) and except that for purposes hereof, the representations and warranties contained in Section 7.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Article IX of the Credit Agreement, and (B) no Default or Event of Default exists;

(d)
an Augmenting Lender Agreement executed and delivered by each Augmenting Lender and the other parties thereto;

(e)
favorable opinions of counsel to the Borrower and Guarantors acceptable to the Administrative Agent with respect to, without limitation, this Agreement, the Revolving Increase and the Notes;

(f)
a Compliance Certificate dated as of the Increase Effective Date, calculated as of September 30, 2019, and giving pro forma effect to any Indebtedness incurred since September 30, 2019, including any Indebtedness incurred pursuant to the Revolving Increase and the Increase Effective Date Borrowing;

(g)
payment by the Borrower in immediately available funds of the fees payable in connection with the Increase, including those set forth in any fee letter delivered in connection with this Agreement and as otherwise provided by the Credit Agreement; and

(h)
the Assignment and Acceptance Agreement executed and delivered by KeyBank and Synovus Bank.

7. Miscellaneous Provisions.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)
This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. The existence of this Agreement may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

BORROWER:	HC GOVERNMENT REALTY HOLDINGS, L.P. By: HC Government Realty Trust, Inc., its general partner By: /s/ Jacqlyn Piscetelli Name: Jacqlyn Piscetelli Title: Chief Financial Officer

GUARANTORS:
HOLMWOOD PORTFOLIO HOLDINGS, LLC

By: HC Government Realty Trust, Inc., its sole member

By:  /s/ Jacqlyn Piscetelli
Name:  Jacqlyn Piscetelli
Title: Chief Financial Officer

HC GOVERNMENT REALTY TRUST, INC.

By:  /s/ Jacqlyn Piscetelli
Name:  Jacqlyn Piscetelli
Title: Chief Financial Officer

GOV FBI JOHNSON CITY, LLC
GOV CBP CAPE CANAVERAL, LLC
GOV SILT, LLC
GOV MOORE SSA, LLC
GOV LAWTON SSA, LLC
GOV LAKEWOOD DOT, LLC
GOV FT. SMITH, LLC
GOV NORFOLK, LLC
GOV SAN ANTONIO, LLC
GOV MONTGOMERY, LLC
GOV KNOXVILLE, LLC
GOV CHAMPAIGN, LLC
GOV SARASOTA, LLC
GOV MONROE, LLC
GOV OKLAHOMA CITY, LLC
GOV FT. LAUDERDALE, LLC
GOV LAWRENCE LLC

By: HC Government Realty Holdings, L.P., the member-manager of each of the foregoing

By: HC Government Realty Trust, Inc., its general partner

By: /s/ Jacqlyn Piscetelli
Name: Jacqlyn Piscetelli
Title: Chief Financial Officer

AUGMENTING LENDER:

IBERIABANK, as a Lender

By: __/s/ Jon McConnell
Name: Jon McConnell
Title: Senior Vice President

AUGMENTING LENDER:

SYNOVUS BANK, as a Lender

By: __/s/ David W. Bowman
Name: David W. Bowman
Title: Director

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Thomas Z. Schmitt
Name: Thomas Z. Schmitt
Title: Assistant Vice President

L/C ISSUER, SWINGLINE LENDER, AND LENDER:

KEYBANK NATIONAL ASSOCIATION,
as L/C Issuer, Swingline Lender and Lender

By: /s/ Thomas Z. Schmitt
Name: Thomas Z. Schmitt
Title: Assistant Vice President

Annex 1

Increase Lender

Augmenting Lender	Revolving Commitment (Portion of Increase)
IberiaBank	$25,000,000
Synovus Bank	$15,000,000
Total	$40,000,000

Annex 2

Schedule 3

Commitment Amounts and Commitment Percentage

Name of Lender:	Revolving Commitment Amount	Revolving Commitment Percentage
KeyBank National Association	$55,000,000.00	55.0%
IberiaBank	$25,000,000.00	25.0%
Synovus Bank	$20,000,000.00	20.0%
Total:	$100,000,000.00	100.0%